Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Trista Hertz, Director of Investor Relations	Rick Fox, Media Relations Coordinator
(630) 218-7364	(630) 218-8000 x4896
hertz@inlandrealestate.com	rfox@inlandgroup.com

INLAND REAL ESTATE CORPORATION

ANNOUNCES 6.9% INCREASE IN FFO PER SHARE

FOR SECOND QUARTER 2004

OAK BROOK, Ill. (August 3, 2004) – Inland Real Estate Corporation (NYSE: IRC) today announced its financial results for the second quarter ended June 30, 2004.

Highlights

  For the three-months ended June 30, 2004, Funds From Operations (“FFO”) per share (basic and diluted) was $0.31, an increase of 6.9% compared to the three-months ended June 30, 2003.
  As of June 30, 2004, the Company’s portfolio was 95.3% leased, compared to 94.9% leased as of June 30, 2003.
  During the second quarter 2004, 107 leases were executed, totaling 456,000 square feet.

Financial Results

The Company reported that FFO, a widely accepted measure of performance for real estate investment trusts (“REITs”), for the three- and six-months ended June 30, 2004 was $20.4 million and $40.7 million, respectively, an increase of 10.3% for both periods compared to $18.5 million and $36.9 million for the three- and six-months ended June 30, 2003.  On a per share basis, FFO was $0.31 and $0.62 per share (basic and diluted) for the three- and six-months ended June 30, 2004, an increase of 6.9% and 8.8%, respectively, compared to $0.29 and $0.57 per share (basic and diluted) for the three- and six-months ended June 30, 2003.

The Company also reported that net income was $11.3 million (including gains on sales of properties of $166,000) and $23.2 million (including gains on sales of properties of $1.0 million) for the three- and six-months ended June 30, 2004, an increase of 11.9% and 15.4%, respectively, compared to net income of $10.1 million and $20.1 million for the three- and six-months ended June 30, 2003.  On a per share basis, net income was $0.17 and $0.35 per share (basic and diluted) for the three- and six-months ended June 30, 2004, an increase of 6.3% and 12.9%, respectively, compared to $0.16 and $0.31 per share (basic and diluted) for the three- and six-months ended June 30, 2003.  The increase in net income for the three- and six-months ended June 30, 2004 is primarily due to increased acquisition and leasing activity, partially offset by the costs associated with the listing of the Company’s shares on the New York Stock Exchange in the amount of $0.7 million, or $0.01 per common share.  A reconciliation of FFO to net income and FFO per share to net income per share is provided at the end of this press release.

“I am extremely pleased with our second quarter 2004 operating results. Our leasing activity stands out as a significant accomplishment,” said Robert D. Parks, the Company’s President and Chief Executive Officer. “In the second quarter, thirty-seven new leases were signed representing more than 180,000 square feet, and the leasing spreads on these new leases increased 20% over expiring rates.”

Portfolio Performance
Total revenues increased 8.9% to $46.5 million for the three-months ended June 30, 2004 from $42.7 million for the three-months ended June 30, 2003.  Total revenues increased primarily due to the addition of new retail properties acquired both last year and this year. In order to evaluate our overall portfolio, we analyze the operating performance of properties that we have owned and operated for the same three- and six-month periods during each year. A total of 121 of our investment properties satisfied these criteria during these periods and are referred to as “same store” properties. Same-store net operating income decreased 1.1% (GAAP basis) to $28.7 million for the three-months ended June 30, 2004 compared to $29.1 million for the three-months ended June 30, 2003.  This decrease is primarily the result of adjustments to the GAAP-mandated straight-lining of rent treatment for in-place leases that cause GAAP rents to be below cash rents. As of June 30, 2004, occupancy for our same-store portfolio was 93.8% compared to occupancy of 94.2% as of June 30, 2003.

Total revenues increased 10.6% to $94.9 million for the six-months ended June 30, 2004 from $85.8 million for the six-months ended June 30, 2003.  Total revenues increased primarily due to the addition of revenues from eight retail properties acquired between April 2003 and June 2004.  Same-store net operating income increased 3.5% (GAAP basis) to $59.1 million for the six-months ended June 30, 2004 compared to $57.1 million for the six-months ended June 30, 2003.  This increase is primarily the result of re-leasing opportunities.

EBITDA increased 9.3% to $31.8 million for the three-months ended June 30, 2004, compared to $29.1 million for the three-months ended June 30, 2003, primarily due to new acquisitions.  EBITDA increased 9.7% to $63.4 million for the six-months ended June 30, 2004, compared to $57.8 million for the six-months ended June 30, 2003, primarily due to acquisitions and re-leasing opportunities.

EBITDA is defined as earnings (or losses) from continuing operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation; and (4) amortization. A table reconciling EBITDA to income from operations is provided at the end of this press release.  We believe EBITDA is useful to us and to an investor as a supplemental measure of our financial performance because it excludes expenses that we believe may not be indicative of our operating performance.  By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure.  By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio.  Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing. EBITDA should be considered only as a supplement to net income and may be calculated differently by other REITs.

Balance Sheet, Market Value and Liquidity
EBITDA coverage of interest expense was 2.9 times for all periods reported.  The Company has provided EBITDA and the related non-GAAP coverage ratios as supplemental disclosure because the Company believes such disclosure provides useful information regarding the Company’s ability to service and incur debt.

At June 30, 2004, the Company had an equity market capitalization of $865.8 million and $752.8 million of total debt outstanding for a total market capitalization of $1.6 billion and a debt-to-total market capitalization percentage of 46.5%.  The interest rate on approximately 72% of this debt was fixed at a weighted average interest rate of 5.99%.  At June 30, 2004, the Company had approximately $40.0 million available for future borrowings under our unsecured line of credit, which we use for acquisitions, capital improvements, tenant improvements, leasing costs and working capital.

Leasing
The Company believes that leasing activity remains strong throughout its portfolio.  For the three months ended June 30, 2004, the Company executed thirty-seven new and seventy renewal leases, aggregating approximately 456,000 square feet.  The thirty-seven new leases represent approximately 182,000 square feet with an average rental rate of $13.87 per square foot.  The seventy renewal leases represent approximately 274,000 square feet with an average rental rent of $12.13 per square foot. As of June 30, 2004, the Company’s portfolio was 95.3% leased compared to 94.9% leased as of both June 30, 2003 and December 31, 2003.

Acquisitions
In the second quarter 2004, the Company acquired one retail center, Shannon Square Shoppes, located in Arden Hills, Minnesota, a suburb of Minneapolis/St. Paul.  The Company acquired this 29,198 square foot neighborhood center for approximately $6.9 million.  Shannon Square Shoppes is a multi-tenant retail center including Ritz Camera, Caribou Coffee, Now Sports, H&R Block, Great Clips and others.  Shannon Square Shoppes is located adjacent to a 68,566-square-foot space leased to a Cub Foods Store, which the Company purchased in March 2004.

Dispositions
In the second quarter of 2004, the Company sold one retail center, Prospect Heights Plaza, located in Prospect Heights, Illinois.  The Company sold this 28,080-square-foot neighborhood center for approximately $2.4 million, resulting in a tax-deferred gain to the Company of $166,000.  This gain is not included in the Company’s FFO calculations.  Proceeds from this sale will be used to acquire new investment properties.

Capital Markets
In May, June and July 2004, the Company paid cash dividends of $0.077, $0.08, and $0.077 per common share, respectively.

Guidance
The Company expects that its FFO per share (basic and diluted) for fiscal year 2004 will be between $1.23 and $1.27.

Conference Call
The Company will host a management conference call to discuss second quarter 2004 financial results at 1:30 p.m. CDT/2:30 p.m. EDT on Wednesday, August 4, 2004.  The conference call can be accessed by dialing 877-407-8289 or 201-689-8341 for international callers (no password is required). The Company suggests that participants dial in at least 10 minutes prior to the scheduled start of the conference call.  The conference call also will be available via live webcast on the Company’s website at http://www.inlandrealestate.com.   Hosting the conference call for the Company will be:  Robert D. Parks, President and Chief Executive Officer; Mark E. Zalatoris, Chief Operating Officer; and Brett A. Brown, Chief Financial Officer.

The conference call will be recorded and available for replay beginning at 5:00 p.m. CDT/6:00 p.m. EDT on Wednesday, August 4, 2004 until midnight on Tuesday, August 10, 2004. Interested parties can access the replay of the conference call by dialing 877-660-6853 or 201-612-7415 for international callers. The replay account number is 2901 and the replay conference number is 111740.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust that currently owns 139 neighborhood, community and single-tenant retail centers, totaling approximately 12.1 million square feet, located primarily in the midwestern United States.

Additional information on Inland Real Estate Corporation, including a copy of the Company’s supplemental financial information for the three- and six-months ended June 30, 2004, is available on its website at http://www.inlandrealestate.com.

This press release may contain forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a more complete discussion of these risks and uncertainties, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.  Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

INLAND REAL ESTATE CORPORATION
(a Maryland corporation)

Consolidated Balance Sheets

June 30, 2004 (unaudited) and December 31, 2003 (audited)

Assets

	June 30, 2004 (unaudited)	December 31, 2003 (audited)

Investment properties:
Land	$348,852,580	346,088,070
Construction in progress	1,663,008	-
Building and improvements	929,943,782	920,542,755

	1,280,459,370	1,266,630,825
Less accumulated depreciation	160,683,135	147,341,377

Net investment properties	1,119,776,235	1,119,289,448

Cash and cash equivalents	42,842,921	58,388,077
Investment in securities (net of an unrealized gain of $117,203 and $1,501,765 at June 30, 2004 and December 31, 2003, respectively)	8,275,494	12,040,689
Assets held for sale (net of accumulated depreciation of $6,831,034 and $2,835,477 at June 30, 2004 and December 31, 2003, respectively)	36,034,145	14,443,761
Restricted cash	7,356,824	13,329,091
Accounts and rents receivable (net of provision for doubtful accounts of $2,606,469 and $2,966,275 at June 30, 2004 and December 31, 2003, respectively)	35,905,464	30,020,794
Investment in and advances to joint venture	-	8,392,406
Deposits and other assets	2,035,137	1,941,614
Acquired above market lease intangibles (net of accumulated amortization of $1,333,701 and $933,811 at June 30, 2004 and December 31, 2003, respectively)	5,390,186	5,772,521
Acquired in-place lease intangibles (net of accumulated amortization of $1,409,786 and $740,796 at June 30, 2004 and December 31, 2003, respectively)	13,211,819	10,414,375
Leasing fees (net of accumulated amortization of $1,629,420 and $1,368,464 at June 30, 2004 and December 31, 2003, respectively)	2,122,135	1,990,576
Loan fees (net of accumulated amortization of $6,265,812 and $5,096,350 at June 30, 2004 and December 31, 2003, respectively)	4,565,399	4,632,258

Total assets	$1,277,515,759	1,280,655,610

See accompanying notes to consolidated financial statements.

INLAND REAL ESTATE CORPORATION
(a Maryland corporation)

Consolidated Balance Sheets
(continued)

June 30, 2004 (unaudited) and December 31, 2003 (audited)

Liabilities and Stockholders' Equity

	June 30, 2004 (unaudited)	December 31, 2003 (audited)
Liabilities:
Accounts payable and accrued expenses	$3,895,128	1,994,427
Acquired below market lease intangibles (net of accumulated amortization of $2,154,338 and $1,459,136 at June 30, 2004 and December 31, 2003, respectively)	7,580,714	8,154,827
Accrued interest	2,011,202	1,809,480
Accrued real estate taxes	25,921,546	25,492,747
Distributions payable	5,264,726	5,406,012
Security and other deposits	2,481,359	2,485,207
Mortgages payable	622,820,276	615,511,713
Line of credit	110,000,000	135,000,000
Prepaid rents and unearned income	3,217,301	3,151,431
Liabilities associated with assets held for sale, including mortgages payable	20,819,460	7,741,868
Other liabilities	2,045,881	2,440,372

Total liabilities	806,057,593	809,188,084

Minority interest	20,452,541	20,973,496

Redeemable common stock relating to Put Agreement (3,932,584 Shares)	35,000,000	35,000,000

Stockholders' Equity:
Preferred stock, $.01 par value, 6,000,000 Shares authorized; none issued and outstanding at June 30, 2004 and December 31, 2003	-	-
Common stock, $.01 par value, 100,000,000 Shares authorized; 62,615,276 and 61,660,061 Shares issued and outstanding at June 30, 2004 and December 31, 2003, respectively	626,153	616,600
Additional paid-in capital (net of offering costs of $58,816,092 and redeemable common stock relating to Put Agreement of $35,000,000)	602,384,985	592,169,119
Deferred stock compensation	(640,413)	(48,000)
Accumulated distributions in excess of net income	(186,482,303)	(178,745,454)
Accumulated other comprehensive income	117,203	1,501,765

Total stockholders' equity	416,005,625	415,494,030

Commitments and contingencies

Total liabilities and stockholders' equity	$1,277,515,759	1,280,655,610

See accompanying notes to consolidated financial statements.

INLAND REAL ESTATE CORPORATION
(a Maryland corporation)

Consolidated Statements of Operations

For the three and six months ended June 30, 2004 and 2003
(unaudited)

	Three months ended June 30, 2004	Three months ended June 30, 2003	Six months ended June 30, 2004	Six months ended June 30, 2003
Income:
Rental income	$32,813,977	30,669,355	65,994,989	60,546,695
Additional rental income	11,870,601	11,507,492	26,224,574	23,783,167
Lease termination income	618,366	-	618,366	369,819
Interest income	212,692	130,674	365,318	257,572
Dividend income	224,420	277,139	482,269	550,687
Other income	769,746	139,068	1,186,934	252,945

	46,509,802	42,723,728	94,872,450	85,760,885
Expenses:
Professional services	230,983	173,089	446,579	254,531
General and administrative expenses	2,002,934	1,441,401	3,464,436	2,533,258
Stock exchange listing expenses	739,527	-	739,527	-
Bad debt expense	(743,084)	548,080	309,691	1,233,938
Property operating expenses	13,552,421	12,597,984	28,603,419	26,551,167
Interest expense	10,712,805	9,625,169	21,312,309	19,171,077
Depreciation	8,912,897	8,034,921	17,705,501	15,926,209
Amortization	579,394	253,243	1,097,681	473,549
Acquisition cost expenses	10,282	6,849	45,843	23,232

	35,998,159	32,680,736	73,724,986	66,166,961

Income from operations	10,511,643	10,042,992	21,147,464	19,593,924
Minority interest	(218,117)	(177,539)	(434,475)	(357,843)
Loss from operations of unconsolidated ventures	-	(187,821)	-	(160,833)

Income before discontinued operations	10,293,526	9,677,632	20,712,989	19,075,248

Discontinued operations
Income from discontinued operations (including gain on sale of investment properties of $165,518 and $2,529 for the three months ended June 30, 2004 and 2003, respectively, and $1,038,591 and $2,529 for the six months ended June 30, 2004 and 2003, respectively)	981,895	406,562	2,447,943	1,010,774

Net income	11,275,421	10,084,194	23,160,932	20,086,022

Other comprehensive income:
Unrealized gain (loss) on investment securities	(1,421,412)	837,219	(1,384,562)	392,770

Comprehensive income	$9,854,009	10,921,413	21,776,370	20,478,792

See accompanying notes to consolidated financial statements.

INLAND REAL ESTATE CORPORATION
(a Maryland corporation)

Consolidated Statements of Operations
(continued)

For the three and six months ended June 30, 2004 and 2003
(unaudited)

	Three months ended June 30, 2004	Three months ended June 30, 2003	Six months ended June 30, 2004	Six months ended June 30, 2003

Income before discontinued operations per common share, basic and diluted	$0.16	0.15	0.31	0.29

Income from discontinued operations per common share, basic and diluted	$0.01	0.01	0.04	0.02

Net income per common share, basic and diluted	$0.17	0.16	0.35	0.31

Weighted average common shares outstanding, basic	66,281,126	64,905,475	66,042,288	64,782,608

Weighted average common shares outstanding, diluted	66,331,144	64,909,839	66,092,306	64,786,972

See accompanying notes to consolidated financial statements.

Fund From Operations (“FFO”)

We consider "Funds From Operations" ("FFO") a widely accepted and appropriate measure of performance for a REIT that provides a supplemental measure of a REIT's operating performance because along with cash flows from operating, investing and financing activities it provides a measure of a REIT's ability to incur and service debt and make capital expenditures and acquisitions.  Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as us.  As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest.  We have adopted the NAREIT definition for computing FFO.  Management uses the calculation of FFO for several reasons.  FFO is used in certain employment agreements to determine incentives received based on our performance.  We also use FFO to compare our performance to that of other REIT's in our peer group.  Additionally, we use FFO in conjunction with our acquisition policy to determine investment capitalization strategy.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO does not represent cash flows from operations as defined by GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as an alternative to net income, as determined in accordance with GAAP, for purposes of evaluating our operating performance.  The following table reflects our FFO for the periods presented, reconciled to net income for these periods:

	Three months ended June 30, 2004	Three months ended June 30, 2003	Six months ended June 30, 2004	Six months ended June 30, 2003

Net income	$11,275,421	10,084,194	23,160,932	20,086,022
Gain on sale of investment properties	(165,518)	(2,529)	(1,038,591)	(2,529)
Equity in depreciation of unconsolidated ventures	-	20,170	-	40,682
Amortization on in-place lease intangibles	350,082	103,885	668,990	175,004
Amortization on leasing commissions	213,309	120,212	388,462	230,829
Depreciation, net of minority interest	8,719,218	8,213,588	17,487,212	16,358,379

Funds From Operations	$20,392,512	18,539,520	40,667,005	36,888,387

Net income per share, basic and diluted	$0.17	0.16	0.35	0.31

Funds From Operations, per common share, basic and diluted	$0.31	0.29	0.62	0.57

Weighted average common shares outstanding, basic	66,281,126	64,905,475	66,042,288	64,782,608

Weighted average common shares outstanding, diluted	66,331,144	64,909,839	66,092,306	64,786,972

Earnings Before Interest Taxes Depreciation and Amortization (EBITDA)

EBITDA is defined as earnings (losses) from continuing operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization.  We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance.  By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure.  By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio.  Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing.  EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other equity REITs.

	Three months ended June 30, 2004	Three months ended June 30, 2003	Six months ended June 30, 2004	Six months ended June 30, 2003

Income From Operations	$10,511,643	10,042,992	21,147,464	19,593,924
Income From Discontinued Operations	816,377	404,033	1,409,352	1,008,245
Loss From Unconsolidated Ventures	-	(187,821)	-	(160,833)
Interest Expense	10,712,805	9,625,169	21,312,309	19,171,077
Interest Expense Associated with Discontinued Operations	259,236	393,837	518,792	774,418
Interest Expense Associated with Unconsolidated Ventures	-	58,726	-	117,452
Depreciation and Amortization	9,492,291	8,288,164	18,803,182	16,399,758
Depreciation and Amortization Associated with Discontinued Operations	54,726	407,071	245,821	871,419
Depreciation and Amortization Associated with Unconsolidated Ventures	-	33,359	-	66,718

EBITDA	$31,847,078	29,065,530	63,436,920	57,842,178

Total Interest Expense	$10,972,041	10,077,732	21,831,101	20,062,947

EBITDA: Interest Expense Coverage Ratio	2.9	2.9	2.9	2.9